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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements of our report dated March 13, 2008 relating to the financial statements and financial statement schedules of Allstate Life Insurance Company of New York (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for uncertainty in income taxes and accounting for deferred acquisition costs associated with internal replacements in 2007), appearing in this Annual Report on Form 10-K of Allstate Life Insurance Company of New York for the year ended December 31, 2007.

FORM S-3 REGISTRATION STATEMENT NOS.       FORM N-4 REGISTRATION STATEMENT NOS.
------------------------------------       ------------------------------------
         333-58512                                         033-65381
         333-100029                                        333-68344
                                                           333-81970
                                                           333-143228
                                                           333-94785

/s/ Deloitte & Touche LLP
-------------------------
Chicago, Illinois
March 13, 2008